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                                                                     EXHIBIT 5.1



                            ALSTON & BIRD LLP [LOGO]
                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                                Fax: 404-881-7777
                                 www.alston.com


                                October 2, 2000


HeadHunter.NET, Inc.
333 Research Court, Suite 200
Norcross, Georgia  30092

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to HeadHunter.NET, Inc., a Georgia corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"): (a) 143,775 shares of the Company's Common Stock, par value $.01 per share, which may be offered and sold by the Company upon the exercise of stock options granted pursuant to the MedicalJobsSource.Com, Inc. Stock Option Plan, assumed by the Company pursuant to the Agreement and Plan of Merger among the Company, a newly formed merger subsidiary of the Company, MiracleWorkers.Com, Inc. and certain of the shareholders of MiracleWorkers.Com, Inc. dated as of August 25, 2000 (the "Stock Option Plan"), and (b) 3,000,000 shares of the Company's Common Stock, par value $.01 per share, which may be issued by the Company pursuant to the HeadHunter.NET, Inc. 1998 Long-Term Incentive Plan, as amended (the "Long-Term Incentive Plan"; the Stock Option Plan and the Long-Term Incentive Plan collectively, the "Plans"). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of the Commission's Regulation S-K.

         We have examined the Articles of Incorporation of the Company, as amended, the Bylaws of the Company, records of proceedings of the Board of Directors and Shareholders of the Company deemed by us to be relevant to this opinion letter, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Company and certificates of public officials.
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HeadHunter.NET, Inc.
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October 2, 2000


Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

         This opinion letter is provided to the Company and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

         Our opinion set forth below is limited to the laws of the State of Georgia, and we do not express any opinion herein concerning any other laws.

         Based on the foregoing, it is our opinion that the Shares to be issued by the Company under the Plans are duly authorized and, when issued by the Company in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                            ALSTON & BIRD LLP



                                            By:
                                                /s/ Steve Pottle
                                               -------------------------------
                                                    Steve Pottle, Partner